Exhibit 99.1


FOR IMMEDIATE RELEASE


                           CROSS MEDIA MARKETING CORP.
                           SEEKS CHAPTER 11 PROTECTION
                    DURING ORDERLY LIQUIDATION OF THE COMPANY

NEW YORK, June 17, 2003 -- Cross Media Marketing Corporation and its operating subsidiary Media Outsourcing, Inc. (together, the "Company") filed for protection yesterday under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

The Company has secured a debtor-in-possession financing facility from its senior lenders, which facility will fund the orderly liquidation of the Company's assets. The interim order for the debtor-in-possession financing and for the Company's use of cash collateral was approved by the bankruptcy court today.

Peter A. Furman, a managing director of Getzler Henrich & Associates LLC who was appointed as the Company's Chief Executive Officer and Chief Restructuring Officer on May 23, 2003, will oversee the liquidation process.